UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017

Vanguard Natural Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33756	80-0411494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreement

Effective as of December 4, 2017 (the "Effective Date"), Vanguard Natural Resources, Inc., a Delaware corporation (the “Company”) entered into an employment agreement (“Employment Agreement”) with Jonathan C. Curth. The initial term of the Employment Agreement ends on December 31, 2020, with a subsequent 12-month term extension automatically commencing on January 1, 2021 and expiring on January 1, 2022, provided that neither the Company nor Mr. Curth delivers a timely non‑renewal notice prior to the expiration date.

The Employment Agreement provides that Mr. Curth is entitled to an annual base salary of $305,000. In addition, the Company’s board of directors (the “Board”) has the discretion to increase the base salary of Mr. Curth, at any time if it deems an increase is warranted. Subject to certain terms and conditions, the Board may not reduce Mr. Curth’s base salary without his prior written approval.

Beginning in calendar year 2018, Mr. Curth shall be eligible to receive an annual performance-based bonus award in an amount to be determined by the Board or compensation committee of the Board (the “Committee”). With respect to calendar year 2018, such annual bonus will be equal to no less than 80% of his base salary. Mr. Curth is also eligible to participate in the Company’s management incentive program (“MIP”) in accordance with the terms determined by the Board. Mr. Curth will be eligible to receive an initial MIP grant for calendar year 2018 of 20,000 shares. Mr. Curth will receive a signing bonus in the form of a cash payment of $125,000 within 15 business days of the Effective Date. Furthermore, Mr. Curth is eligible to participate in the benefit programs generally available to senior executives of the Company.

In the event of the Company’s Change in Control (as defined in the Employment Agreement), Mr. Curth is entitled to certain change in control payments and benefits under the Employment Agreement. If, during the twelve (12) months immediately following the occurrence of a Change of Control of the Company, Mr. Curth is terminated by the Company without Cause or resigns for Good Reason (each as defined below), Mr. Curth will be entitled to receive within ten (10) business days after the date of his termination, (i) accrued compensation and reimbursements listed in the Employment Agreements and (ii) on the sixtieth (60th) day following the date of termination, a lump sum payment of an amount equaling two (2) times his then-current base-salary and annual bonus. However, notwithstanding (i) and (ii), if a Change of Control occurs during 2018, the payment to Mr. Curth received will be two (2) times the sum of his base salary and target bonus for 2018. The agreement provides for the reduction of any Change of Control payments to Mr. Curth to the extent necessary to ensure that he will not receive “excess parachute payments” under Section 280G of the Internal Revenue Code, which would result in the imposition of an excise tax to him and a loss of deduction to the Company.

Under the Employment Agreement, Mr. Curth is entitled to severance payments and benefits upon certain qualifying terminations. Upon a termination by the Company without Cause or termination by Mr. Curth for Good Reason (and except with respect to a Change of Control, as described above), he is entitled to receive (i) within ten (10) business days after the date of his termination, accrued compensation and reimbursements listed in the Employment Agreement and (ii) on the sixtieth (60th) day following the date of termination, a lump sum payment of an amount equal to two times his then-current base salary. Upon his termination by Disability (as defined below) or death, Mr. Curth is entitled to accrued compensation and reimbursements. As a condition to receiving any of the Change of Control or severance payments and benefits provided in the Employment Agreements, Mr. Curth (or his legal representative, as applicable) must execute and not revoke a customary severance and release agreement, including a waiver of all claims.

The Employment Agreement generally defines the term “Cause” to mean (i) Mr. Curth’s commission of theft, embezzlement, any other act of dishonesty relating to his employment with the Company or any willful violation of any law, rules, or regulation applicable to the Company, including, but not limited to, those laws, rules, or regulations established by the Securities and Exchange Commission or any self-regulatory organization having jurisdiction or authority over Mr. Curth or the Company; (ii) his conviction of, plea of guilty or nolo contendere to, any felony or any other crime involving fraud, dishonesty, or moral turpitude; (iii) a determination by the Board that he has materially breached his Employment Agreement (other than during any period of Disability) where such breach is not remedied within ten (10) business days after written demand by the Board for substantial performance is actually received by Mr. Curth which specifically identifies the manner in which the Board believes he has so breached; or (iv) his willful failure to perform the reasonable and customary duties of his position as stated in the Employment Agreement which such failure is not remedied within ten (10) business days after written demand by the Board for substantial performance is actually received by him which specifically identifies the nature of such failure.

The Employment Agreement defines the term “Good Reason” to mean the following, without Mr. Curth’s written consent: (a) a material reduction in his authority, duties, or responsibilities; (b) any material reduction in his base salary in effect on that date, other than a reduction affecting the Company’s senior management similarly and in no effect more than 10% from the then-current base salary; (c) his removal from his position as stated in the Employment Agreement, other than for Cause or by death or Disability, to a position that is not at least equivalent in authority and duties (excluding his removal as a member of the Board); (d) relocation of his principal place of business to a location fifty (50) or more miles from its location as of the date of the Employment Agreement; (e) a material breach by the Company of the Employment Agreement, which materially adversely affects him; (f) the Company’s failure to make any material payment to him required to be made under the Employment Agreement, or (g) the Board or the Committee, as applicable, fails to implement either the annual bonus program or the MIP that is broadly competitive in form and benefit with the Company’s oil and gas peer companies by April 1, 2018.

The Employment Agreement generally defines the term “Disability” to mean Mr. Curth’s inability to substantially perform his duties as an employee of the Company as a result of sickness or injury, and continued inability to perform any such duties for a period of more than 180 consecutive days in any 12 month period.

The Employment Agreement contains standard non-competition, non-solicitation and confidentiality provisions.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, copy of which is attached as exhibit hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Material.
On December 4, 2017, the Company issued a press release announcing Mr. Curth's appointment as General Counsel, Corporate Secretary and Vice President of Land, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1	Employment Agreement of Jonathan C. Curth, effective as December 4, 2017.
99.1	Press Release dated December 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

Dated: December 4, 2017	By:	/s/ R. Scott Sloan
	Name:	R. Scott Sloan
	Title:	Executive Vice President and Chief Financial Officer